<Letterhead of Crouch, Bierwolf & Chisholm>
                   Certified Public Accountants
                   50 West Broadway, Suite 1130
                    Salt Lake City, Utah 84101


            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the use of our report, dated April 9, 1998, in this annual report on Form 10-K for Earth Products and Technologies, Inc.

/s/ Crouch, Bierwolf & Chisholm

Crouch, Bierwolf & Chisholm
April 15, 1998